UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2025

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2025, Stuart Diamond, a member of the board of directors (the “Board”) of bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), notified the Company of his decision not to stand for re-election at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Diamond will continue to serve as a member of the Board for the remainder of his term until the 2025 Annual Meeting. Mr. Diamond’s decision to not stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 14, 2025	BIOAFFINITY TECHNOLOGIES, INC.

		By:	/s/ Maria Zannes
		Name:	Maria Zannes
		Title:	President and Chief Executive Officer